EXHIBIT 99.1

\FOR IMMEDIATE RELEASE\

Contact:
Paul McMahon
Vice President
Corporate and Marketing Communications
(781) 251-4130

John Swanson
Swanson Communications, Inc.
(217) 285-4967

LOJACK CORPORATION REPORTS FOURTH QUARTER AND YEAR END 2009 RESULTS

•	North American and International Businesses Stabilize
•	Operating Expense Savings of 14% in the Fourth Quarter
•	Positive Operating Cash Flow of $5.8 Million in the Fourth Quarter
•	Adjusted EBITDA of $2.2 Million in the Fourth Quarter

Westwood, MA. March 3 – LoJack Corporation (NASDAQ GS: “LOJN”) reported today that revenue for the fourth quarter ended December 31, 2009 declined 26% to $35.6 million, from $48.2 million in the same quarter a year ago.  The net loss attributable to LoJack Corporation for the fourth quarter of 2009 was $2.3 million or $0.13 per diluted share, compared to net income attributable to LoJack Corporation of $0.2 million or $0.01 per diluted share in the same quarter a year ago.

In announcing the results, Ronald V. Waters, President and Chief Executive Officer said, “Both our North American and international segments continued to stabilize during the quarter, as U.S. new car sales improved and our international licensees began to return to historical purchasing trends. Our performance in the fourth quarter benefited from our continued tight management of operating expenses. We delivered $5.8 million in positive operating cash flow for the quarter and ended the year with a cash balance of $36.5 million.

“During the quarter, our North American business was impacted by tight credit and high unemployment. However, we do anticipate a moderate recovery in 2010 with gradual improvement throughout the year, based on industry estimates of U.S. new vehicle sales of between 11 million and 11.5 for the year.

“Our international business delivered a sequential increase in unit volume and revenue over the third quarter based on strengthening orders from our licensees. Most have worked through existing inventory purchased in 2008 and now are ordering based on increasing demand and expectations for the coming year.”

Within LoJack Corporation’s North American segment, revenue in the fourth quarter for the U.S. declined 11% to $18.6 million, from $21.0 million for the same quarter of the last year, on a 19% reduction in unit volume. Additionally, revenue in the fourth quarter for Boomerang Tracking declined 12% to $3.3 million from the same period a year ago.

International revenue in the fourth quarter declined 42% to $12.9 million, from $22.4 million in the same quarter of the prior year, attributable to a 42% decline in unit volume.

Gross margin dollars for the fourth quarter declined 25% to $18.2 million from the same quarter last year. Gross margin as a percentage of revenue was 51.0%, compared to 50.4% in the prior year, reflecting benefits of our restructuring efforts during the year.

The operating loss for the fourth quarter of 2009 was $1.6 million, compared to operating income of $3.1 million in the same quarter a year ago.  Operating expenses reflect a non-cash adjustment to depreciation of approximately $1.0 million associated with software and equipment placed in service in prior years. Excluding depreciation and amortization, operating expenses declined 14% to $16.8 million in the fourth quarter, compared to $19.5 million in the same quarter of 2008.

The net loss attributable to LoJack Corporation for the fourth quarter of 2009 was $2.3 million or $0.13 per diluted share, compared to net income of $0.2 million or $0.01 per diluted share in the same quarter a year ago.

Adjusted EBITDA for the fourth quarter was $2.2 million, compared to $5.5 million in the fourth quarter of 2008. LoJack Corporation has introduced Adjusted EBITDA as an additional measurement of the company’s operating performance, since it excludes any significant non-cash operating expenses.

For the year ended December 31, 2009, revenue declined 32% to $135.0 million, from $198.7 million in 2008. On a GAAP basis, the net loss attributable to LoJack Corporation for the full year was $34.7 million, or $2.02 per fully diluted share, compared to net loss of $32.5 million, or $1.88 per fully diluted share in 2008. Adjusting for the items in Table 2, pro forma net loss for 2009 was $4.9 million or $0.28 per fully diluted share.

On a GAAP basis, the company’s 2009 operating expenses and operating loss reflect the impact of charges of approximately $36.7 million related to severance costs, a non-cash charge related to the impairment of goodwill and intangible assets of our Boomerang Tracking business, and the comprehensive agreement to settle all pending disputes with the company’s former licensee in China, as well as associated expenses.

Adjusted EBITDA for the year ended December 31, 2009 was a loss of $19.2 million, compared to a gain of $20.7 million in 2008.

Mr. Waters said, “Despite the uncertain and volatile economic conditions throughout 2009, we remained committed to our long term strategies for growth and made the appropriate investments to support them. We continued to invest in our core technology and introduced our next generation stolen vehicle recovery system, which is self-powered and optimized for vehicles of today and the future, including hybrid and electric cars.  Additionally, we effectively re-structured our operations ensuring that costs of our core auto business were in line with related sales. The company is well positioned to take advantage of opportunities presented by a strengthening global economy.

“Based on a moderate increase in revenue, we expect to deliver modest profit, generate positive operating cash flow and sustain healthy margins for 2010. Our revenue growth will be gradual and concentrated in the second half of the year.”

During the fourth quarter of 2009, the company did not repurchase any shares. As of December 31, 2009, the company had an outstanding authority to repurchase 1,681,778 shares.

About LoJack

LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles – having recovered more than USD$5 billion in stolen assets worldwide. In today’s rapidly changing world, LoJack’s core competencies are more valuable and more relevant than ever as they are now being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive disorders such as Alzheimer’s and autism. LoJack has the proven processes, ultimate technology for recovery – Radio Frequency – and unique integration with law enforcement agencies, making its offerings the most effective solutions that not only deliver a wide range of recoveries, but also enhance the safety of the public on a global level. LoJack’s Stolen Vehicle Recovery System operates in 27 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe, Africa and Asia. For more information, visit http://www.lojack.com.

To access the webcast of the company’s conference call to be held at 9:00 AM ET, Wednesday, March 3, 2010, log onto www.lojack.com (click “About Us,” “Investor Relations,” and then click “Quarterly Results Conference Call Webcast”). An archive of the webcast will be available through http://www.lojack.com until superseded by the next quarter’s earnings release and related webcast.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity, revenue, profit and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the company’s ability to maintain and grow its brand image; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s customers’ ability to access the credit markets; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; the company’s ability to successfully expand its operations; and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of operating income (loss), net income (loss) attributable to LoJack Corporation, earnings (loss) per diluted share attributable to LoJack Corporation and Adjusted EBITDA.  The company believes that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of growth in the company’s core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. The non-GAAP measures used in this release exclude (i) the China litigation settlement and associated charges discussed above; (ii) the non-cash goodwill and intangible assets impairment charge; and (iii) the non-cash fair market value adjustment of our investment in Supply Chain Integrity.  LoJack management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures also are used by management to aid their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

# # #

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in millions, except share and per share amounts)

	Three Months Ended December 31,
	2009	2008
	(unaudited)

Revenue	$35.6	$48.2

Cost of goods sold	17.4	23.9
Gross profit	18.2	24.3

Costs and expenses:
Product development	1.7	1.8
Sales and marketing	7.3	8.5
General and administrative	7.8	9.2
Depreciation and amortization	3.0	1.7

Total	19.8	21.2

Operating (loss) income	(1.6)	3.1

Other income (expense):
Interest income	(0.1)	0.5
Interest expense	(0.2)	(0.3)
Other, net	(0.1)	(3.7)
Total	(0.4)	(3.5)

Loss before provision (benefit) for income taxes
and net loss of noncontrolling interest	(2.0)	(0.4)
Provision (benefit) for income taxes	0.4	(0.5)
Net (loss) income	(2.4)	0.1
Less: Net loss attributable to the noncontrolling interest	(0.1)	(0.1)
Net (loss) income attributable to
LoJack Corporation	$(2.3)	$0.2

Diluted (loss) earnings per share attributable to
LoJack Corporation	$(0.13)	$0.01
Weighted average diluted common
shares outstanding	17,237,015	17,047,660

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in millions, except share and per share amounts)

	Twelve Months Ended December 31,

	2009	2008
	(unaudited)	(audited)

Revenue	$135.0	$198.7

Cost of goods sold	64.1	94.5
Gross profit	70.9	104.2

Costs and expenses:
Product development	7.0	7.3
Sales and marketing	31.5	44.9
General and administrative	36.4	33.6
Legal settlement	18.3	--
Depreciation and amortization	7.9	7.2
Impairment of goodwill and intangible assets	14.0	38.1

Total	115.1	131.1

Operating loss	(44.2)	(26.9)

Other income (expense):
Interest income	1.0	2.1
Interest expense	(0.5)	(1.2)
Equity loss in affiliate	--	(1.2)
Other, net	0.6	(4.7)
Total	1.1	(5.0)

Loss before (benefit) provision for income taxes
and net loss of noncontrolling interest	(43.1)	(31.9)
(Benefit) provision for income taxes	(7.8)	0.8
Net loss	(35.3)	(32.7)
Less: Net loss attributable to the noncontrolling interest	(0.6)	(0.2)
Net loss attributable to
LoJack Corporation	$(34.7)	$(32.5)

Diluted loss per share attributable to
LoJack Corporation	$(2.02)	$(1.88)
Weighted average diluted common
shares outstanding	17,170,492	17,301,390

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in millions, except share and per share amounts)

	December 31, 2009	December 31, 2008
	(unaudited)	(audited)

Assets
Current Assets:
Cash and cash equivalents	$36.5	$57.9
Restricted Cash	0.6	--
Marketable securities at fair value	1.8	4.2
Accounts receivable, net	34.2	43.0
Inventories	10.7	14.8
Prepaid and other expenses	3.2	4.4
Prepaid income taxes	8.9	3.6
Deferred income taxes	3.5	6.3
Total current assets	99.4	134.2

Property and equipment, net	19.0	21.7
Deferred income taxes	11.8	9.5
Intangible assets, net	0.7	1.5
Goodwill	1.7	14.6
Other assets, net	14.6	14.4
Total assets	$147.2	$195.9

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$--	$2.4
Accounts payable	7.2	6.5
Accrued and other liabilities	8.8	7.0
Current portion of deferred revenue	24.4	24.2
Deferred income taxes	--	--
Accrued compensation	3.0	7.1
Total current liabilities	43.4	47.2

Long term debt, net of current portion	13.4	21.3
Deferred revenue, net of current portion	33.4	39.0
Deferred income taxes	0.2	0.3
Other accrued liabilities	2.3	1.5
Accrued compensation	2.5	2.2
Total liabilities	95.2	111.5

Commitments and Contingent Liabilities

Stockholders’ equity:
Common stock	0.2	0.2
Additional paid-in capital	18.1	14.8
Accumulated other comprehensive income	7.5	8.2
Retained earnings	26.0	60.7
Total LoJack Corporation and
Subsidiaries stockholders’ equity	51.8	83.9
Noncontrolling interest in subsidiary	0.2	0.5
Total equity	52.0	84.4
Total liabilities and stockholders’equity	$147.2	$195.9

Table 1 - Items Affecting Operating Income (Loss) Comparability

GAAP to Pro Forma Reconciliation – Operating Income (Loss)
(in millions)

Twelve Months ended December 31, 2009		Twelve Months ended December 31, 2008

	$	$
Operating loss, as reported	$(44.2)	$(26.9)

Legal settlement and associated charges	21.3	--

Impairment of goodwill and intangible assets	14.0	38.1

Pro forma operating (loss) income	$(8.9)	$11.2

Table 2 - Items Affecting Net Income (Loss) and Fully Diluted Earnings (Loss) per Share Comparability

GAAP to Pro Forma Reconciliation
(in millions, except per share amount)

	Twelve Months ended December 31, 2009		Twelve Months ended December 31, 2008
	$	EPS Impact	$	EPS Impact
Net loss attributable to LoJack Corporation, as reported	$(34.7)	$(2.02)	$(32.5)	$(1.88)

Reversal of Supply Chain Integrity deferred tax asset	--	--	0.6	0.03

Supply Chain Integrity fair value adjustment	--	--	0.6	0.03

Impairment of goodwill and intangible assets	14.0	0.82	37.7	2.18

Legal settlement and associated charges	15.8	0.92	--	--

Pro Forma net (loss) income attributable to LoJack Corporation, as reported	$(4.9)	$(0.28)	$6.4	$0.36

Table 3 – Adjusted EBITDA Computation

GAAP to Pro Forma Reconciliation
(in millions)

Three Months ended December 31, 2009		Three Months ended December 31, 2008

	$	$
Operating (loss) income, as reported	$(1.6)	$3.1

Adjusted for:

Depreciation and amortization	3.0	1.7

Stock compensation expense	0.8	0.7

Adjusted EBITDA	$2.2	$5.5

Twelve Months ended December 31, 2009		Twelve Months ended December 31, 2008

	$	$
Operating loss, as reported	$(44.2)	$(26.9)

Adjusted for:

Depreciation and amortization	7.9	7.2

Impairment of goodwill and intangible assets	14.0	38.1

Stock compensation expense	3.1	2.3

Adjusted EBITDA	$(19.2)	$20.7

NOTE: The full text of this news release can be accessed for 30 days at www.prnewswire.com. This news release as well as current financial statements may also be accessed on the Internet at www.lojack.com. Each quarter’s release is archived on the LoJack website under “Investor Relations” during the fiscal year (click “About Us ”, then, click “Investor Relations”, click “Quarterly Financial Releases”). The company’s Annual Report, Form 10-Q and Form 10-K filings are also available on its website. Copies of the company’s financial information, including news releases, may also be obtained by contacting Swanson Communications, Inc. at (217) 285-4967.